EXHIBIT 3.2  BY-LAWS

                                    BY-LAWS

                                      OF

                         MEDVISION CAPITAL CORPORATION

                              ARTICLE I - OFFICES

        Section 1. The registered office of the corporation in the State of
Delaware shall be at 25 Greystone Manor, in the city of Lewes, County of
Sussex, Delaware, 19958.

        The registered agent in charge thereof shall be Harvard Business
Services, Inc.

        Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                               ARTICLE II - SEAL

        Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal,
Delaware".

                     ARTICLE III - STOCKHOLDERS' MEETINGS

        Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of
Directors.

        Section 2. ANNUAL MEETINGS:  The annual meeting of the stockholders shall be held on such date as is determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

        Section 3. ELECTION OF DIRECTORS:  Elections of the directors of the corporation shall be by written ballot.

        Section 4. SPECIAL MEETINGS:  The President, or the Board of Directors
may call special meetings of the stockholders at any time, or stockholders entitled to cast at least one-fifth of the votes, which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof.
If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.
Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

        Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

        Section 5. QUORUM:  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 6. PROXIES:  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

        Section 7. NOTICE OF MEETINGS:  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

        Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 8. CONSENT IN LIEU OF MEETINGS:  Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

        Section 9. LIST OF STOCKHOLDERS:  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                            ARTICLE IV - DIRECTORS

        Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, no less than one in number or such other minimum number as is required by law. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders of the corporation or in the case of a vacancy by remaining directors, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

        Section 2. REGULAR MEETINGS:  Regular meetings of the Board shall be held without notice other than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

        Section 3. SPECIAL MEETINGS: the President or any director upon two-day notice may call special Meetings of the Board. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

        Section 4. QUORUM:  A majority of the total number of directors shall constitute a quorum for the transaction of business.

        Section 5. CONSENT IN LIEU OF MEETING:  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

        Section 6. CONFERENCE TELEPHONE:  One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other;
participation in this manner shall constitute presence in person at such meeting.

        Section 7. COMPENSATION:  Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 8. RESIGNATION AND REMOVAL:  Any director may resign at any time by giving notice to another Board member, the President or the Secretary of the corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

                             ARTICLE V - OFFICERS

        Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer.  The Board of
Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary.  The same person may hold any number of offices.

        Section 2. SALARIES:  Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

        Section 3. TERM OF OFFICE:  The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified.
The Board of Directors may remove any officer or agent elected or appointed by the Board whenever in its judgment the best interest of the corporation will be served thereby.

        Section 4. PRESIDENT:  The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the
Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

        Section 5. SECRETARY:  The Secretary shall attend all sessions of the
Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of
Directors, and shall perform such other duties as may be prescribed by the
Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

        Section 6. TREASURER:  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                            ARTICLE VI - VACANCIES

        Section 1. The Board of Directors shall fill any vacancy occurring in any office of the corporation by death, resignation, and removal or otherwise.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

        Section 2. RESIGNATIONS EFFECTIVE AT FUTURE DATE:  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                        ARTICLE VII - CORPORATE RECORDS

        Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.
In every instance where an attorney or other agent shall be the person who seeks the right to inspection, a power of attorney or such other writing, which authorizes the attorney or other agent to so act on behalf of the stockholder, shall accompany the demand under oath. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

              ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

        Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the president.

        Section 2. TRANSFERS:  Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

        Section 3. LOST CERTIFICATE:  The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 4. RECORD DATE:  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

        (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

        (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 5. DIVIDENDS:  The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

        Section 6. RESERVES:  Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                     ARTICLE IX - MISCELLANEOUS PROVISIONS

        Section 1. CHECKS: such officer or officers shall sign all checks or demands for money and notes of the corporation as the Board of Directors may from time to time designate.

        Section 2.  FISCAL YEAR:  The fiscal year shall begin on the first day of January.

        Section 3. NOTICE:  Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

        Section 4. WAIVER OF NOTICE:  Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.  Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        Section 5. DISALLOWED COMPENSATION:  Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue
Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

        Section 6. RESIGNATIONS:  Any director or other officer may resign at any time, such resignation to be in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                         ARTICLE X - ANNUAL STATEMENT

        Section 1. The President and the Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a Certified Public Accountant.

                  ARTICLE XI - INDEMNIFICATION AND INSURANCE:

        Section 1. (a) RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss
(including attorneys' fees but excluding amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the
Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware
General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the
Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b)  RIGHT OF CLAIMANT TO BRING SUIT:  If a claim under paragraph (a)
of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

        (c) Notwithstanding any limitation to the contrary contained in sub-
paragraphs (a) and 8 (b) of this section, the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of
Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (d) INSURANCE:  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the
Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                           ARTICLE XII - AMENDMENTS

        Section 1.  These By-Laws may be amended or repealed by the vote of directors.
                                     [END]